                                 EXHIBIT 10.13

                                 OFFICE LEASE

                                    BETWEEN

                       WELLS FUND XII-REIT JOINT VENTURE

                                      AND

                        SIEMENS AUTOMOTIVE CORPORATION

                                 OFFICE LEASE

                                    between

                           TROY DEVELOPMENT #1, LLC
                     a Colorado limited liability company
                                 (as Landlord)

                                      and

                        SIEMENS AUTOMOTIVE CORPORATION
                                  (as Tenant)

                               TABLE OF CONTENTS

Section                                                             Page
-------                                                             ----
 1. PRINCIPAL TERMS................................................   1
 2. GENERAL COVENANTS..............................................   3
 3. TERM...........................................................   3
 4. RENT...........................................................   3
 5. COMPLETION OR REMODELING OF THE BUILDING COMPLEX...............   4
 6. OPERATING EXPENSES.............................................   8
 7. UTILITIES......................................................   9
 8. TAXES..........................................................   9
 9. QUIET ENJOYMENT................................................  10
10. USE AND CHARACTER OF OCCUPANCY.................................  10
11. HAZARDOUS MATERIALS............................................  11
12. MAINTENANCE AND REPAIR.........................................  13
13. TENANT'S ALTERATIONS...........................................  15
14. MECHANICS' LIENS...............................................  16
15. SUBLETTING AND ASSIGNMENT......................................  16
16. INDEMNIFICATION................................................  18
17. SURRENDER......................................................  19
18. CASUALTY AND RESTORATION OF BUILDING COMPLEX...................  19
19. CONDEMNATION...................................................  20
20. DEFAULT BY TENANT..............................................  20
21. DEFAULT BY LANDLORD............................................  24
22. SUBORDINATION AND ATTORNMENT...................................  25
23. HOLDING OVER...................................................  25
24. ESTOPPEL CERTIFICATE...........................................  25
25. RIGHT TO CANCEL................................................  26
26. RIGHT OF RENEWAL...............................................  26
27. RIGHT OF FIRST OFFER TO PURCHASE...............................  28
28. NOTICE.........................................................  28
29. BROKERAGE......................................................  28
30. MISCELLANEOUS..................................................  29
31. EXHIBITS.......................................................  32
32. WAIVER OF JURY TRIAL...........................................  32

                                LEASE AGREEMENT

          LEASE, dated as of January ___, 2000, by and between TROY DEVELOPMENT #1, LLC, a Colorado limited liability company ("Landlord") and
                                                            --------
SIEMENS AUTOMOTIVE CORPORATION ("Tenant").
                                 ------


                             W I T N E S S E T H:
                             -------------------


          1. PRINCIPAL TERMS. Capitalized terms appearing in quotations in this Section, elsewhere in this Lease and in any of the Exhibits annexed hereto, are definitions of such terms as used in this Lease and its Exhibits and shall have the defined meaning whenever used.


1.1. "Base Rent":            Period               Monthly    Rent/sq. ft.
                             ------             -----------  ------------

                             Months    1- 6      $ 72,971.08     $17.00
                             Months    7-12      $109,159.83     $17.00
                             Months   13-24      $111,856.72     $17.42
                             Months   25-36      $114,553.61     $17.84
                             Months   37-48      $117,250.50     $18.26
                             Months   49-60      $119,947.39     $18.68
                             Months   61-72      $122,644.28     $19.10
                             Months   73-84      $125,341.17     $19.52
                             Months   85-96      $128,038.06     $19.94
                             Months   97-108     $130,734.95     $20.36
                             Months  109-126     $133,431.84     $20.78

1.2. "Brokers":              Signature Associates and
                             Cushman & Wakefield of Michigan, Inc.

1.3. "Building":             The building consisting of 77,054 rent-able (72,452
                             usable) square feet of space located at the intersection of Investment Drive and Crooks Road,
                             Troy, Michigan and known as "4685 Investment
                             Drive".

1.4. "Initial Term":         "Commencement Date": the later to occur of (i)
                             January 1, 2000 or (ii) that date on which Landlord's Work has been "substantively completed" and the Building Complex has been delivered to Tenant as herein provided.

                             "Expiration Date":   August 31, 2010

1.5.  Landlord's
      Notice Address:        The Pauls Corporation
                             Attention:  Mr. Paul Powers
                             3950 Lewiston Street - Suite 100
                             Aurora, Colorado 80011

1.6.  Parking:               4.2 parking spaces per each 1,000 square feet of
                             rentable space in the Building Complex, consisting of approximately 298 existing surface parking spaces, together with such additional parking spaces as may be made available for Tenant's use by Tenant, at Tenant's expense, in accordance with applicable zoning requirements.

1.7. "Phase I":              The first and second floors of the Building,
                             comprising 51,509 rentable sq. ft.

     "Phase II":             The third floor of the Building, comprising 25,545
                             rentable sq. ft.
1.8. "Phase I
      Rent Commencement
      Date":                 Notwithstanding the provisions of Section 1.1
                             hereof, the later to occur of (i) that date which is two (2) months after the Commencement Date or
                             (ii) March 1, 2000.
     "Phase II
      Rent Commencement
      Date":                 Notwithstanding the provisions of Section 1.1
                             hereof, the earlier to occur of that date (i) which is eight (8) months after the Commencement Date or
                             (ii) on which Tenant commences business operations in Phase II of the Premises.

1.9. "Premises":             All of the Building.

1.10. Tenant's Notice
      Addresses:

      Pre- and Post-         Siemens Automotive Corporation
      Commencement           Attention:  Manager/Business Operations
      Date Address:          2400 Executive Hills Drive
                             Auburn Hills, Michigan  48326
      with copies to:        Siemens Real Estate, Inc.
                             Attention: Lease Administrator
                             186 Wood Avenue South
                             Iselin, New Jersey 08830

                             Siemens Corporation
                             Attention:  Real Estate Counsel
                             1301 Avenue of the Americas - 44th Floor
                             New York, New York  10019

1.11. Attachments:           Exhibit A  - The Building Complex
                             Exhibit B-1- Landlord's Work, including
                                          Base Building Construction
                                          Documents and
                                          Plans/Specifications
                             Exhibit B-2- Tenant's Work
                             Exhibit C  - Building Rules and
                                          Regulations
                             Exhibit D  - Commencement Certificate


          2.  GENERAL COVENANTS.

          2.1.  Lease of the Building Complex.  Tenant covenants to pay Rent and
                -----------------------------
to perform its obligations hereinafter set forth and, in consideration therefor, Landlord shall lease to Tenant the Premises, together with the exclusive right to use all plazas, parking areas, landscaped areas and other areas on the real property described on Exhibit A annexed hereto (collectively, the "Building
                                                                   --------
Complex").
-------
          2.2.  Net Lease.  Landlord will not be obligated to pay any expenses
                ---------
or incur any liabilities of any kind relating to the Building Complex during the Term, except as specifically assumed by Landlord pursuant to the terms hereof.

          3. TERM. The Initial Term shall commence at 12:01 a.m. on the Commencement Date and shall terminate at 12:00 midnight on the Expiration Date (the Initial Term, together with any extensions thereof, being referred to as the "Term").
     ----

          4. RENT. Subject to the provisions below, commencing on the Phase I Rent Commencement Date and the Phase II Rent Commencement Date, respectively, and on the first day of each calendar month thereafter, Tenant shall pay Rent in advance without notice. All amounts, including Base Rent, Operating Expenses, utilities and

     Taxes, to be paid by Tenant pursuant to this Lease (collectively, "Rent")
                                                                        ----
     shall be paid without demand, set-off or abatement (except as otherwise expressly provided herein), at the office of Landlord set forth in Section
     1.5 hereof or at such other place as Landlord designates in writing to Tenant from time to time. Notwithstanding anything in this Section 4 to the contrary, Tenant's obligations with respect to Operating Expenses, Taxes, Utilities and all other non-Base Rent obligations hereunder shall commence on the Commencement Date.


          5.  COMPLETION OR REMODELING OF THE BUILDING COMPLEX.

          5.1.   Landlord's and Tenant's Work.  Landlord shall construct the
                 ----------------------------
     Building in accordance with the Base Building Construction Documents and Plans/Specifications referenced in Exhibit B-1 annexed hereto (the "Base
                                                                         ----
     Building"), which shall include all matters of construction set forth on
     --------
     Exhibit B-1 (collectively, "Landlord's Work"), and Tenant shall construct
                                 ---------------
     the finish work to the Base Building subsequent thereto ("Tenant's Work")
                                                               -------------
     which shall include all matters of construction set forth on Exhibit B-2 annexed hereto. Except for the completion of Landlord's Work in a good and workmanlike manner, in accordance with all approved plans and specifications therefor and in accordance with all applicable legal requirements, Landlord shall have no other obligation for the construction of the Building Complex (subject to Landlord's correction and completion of all "Latent Defects" and "Punch List" items relating thereto). If Landlord is delayed in completing Landlord's Work (for reasons other than resulting from Tenant-caused delays), then each of the Phase I Rent Commencement Date and the Phase II Rent Commencement Date, as applicable, shall be postponed one day for each day (or portion thereof), commencing on February 1, 2000, that Landlord is delayed in delivering the Phase I and/or Phase II portion of the Base Building, as the case may be, to Tenant. If Landlord's Work shall be completed on or after April 1, 2000, then each of the Phase I Rent Commencement Date and the Phase II Rent Commencement Date, as applicable, shall be postponed two (2) days for each day (or portion thereof) after April 1, 2000 that Landlord is delayed (subject to force majeure) in delivering the Phase I and/or Phase II portion of the Base Building, as the case may be, to Tenant. For purposes of this Section 5.1, "force majeure" shall mean delays due to acts of God, inability to obtain materials or labor because of governmental restrictions or similar causes beyond Landlord's control (excluding work slowdowns and stoppages, but including strikes not caused by Landlord).

     The term "Latent Defects" as used herein shall mean only hidden or
               --------------
     concealed defects in the structure of the Building resulting from poor quality workmanship or materials which Tenant could not have discovered by reasonable observation or inspection (without imposing any obligation on Tenant to make such observation or inspection and without uncovering completed work), and shall exclude defects resulting from Tenant's negligence or intentional acts or from normal wear and tear or casualty.

     Immediately following substantial completion of Landlord's Work, Landlord shall cause its Base Building Contractor to inspect the Premises with representatives of Landlord and Tenant in order to prepare a written punch list (the "Punch List") of unfinished items of Landlord's Work prior to
                ----------
     Tenant's move into the Premises. Tenant shall execute the Punch List to indicate approval thereof, and Landlord shall cause its General Contractor to correct all such Punch List items with reasonable diligence (but not later than thirty (30) days after the Commencement Date).

          5.2.  Construction of Leasehold Improvements.  Tenant shall perform
                --------------------------------------
     Tenant's Work with general contractor(s), construction manager(s), subcontractors and engineers of its choice, subject to Landlord's approval, not to be unreasonably withheld, delayed or conditioned. Tenant's Work shall include the installation of special Building systems including, without limitation, kitchens, supplemental HVAC systems and computer facilities. Landlord shall not charge any supervisory fees with respect to Tenant's Work. Landlord's and Tenant's contractors, employees and all other designated personnel shall have unimpeded access to the Building Complex necessary for the construction thereof in accordance with the Building's Rules and Regulations, a copy of which being annexed hereto as Exhibit C.

     Tenant shall cause its architect to furnish to Landlord, for Landlord's approval (not to be unreasonably withheld or delayed), complete architectural plans, drawings and specifications and complete cross-coordinated mechanical, electrical and structural working drawings for (i) all of the Premises, showing the location of doors, partitions, electrical and telephone outlets, plumbing fixtures, heavy floor loads and other special requirements and reflective ceiling plans desired by Tenant therefor, and (ii) any internal or external communications or special utility facilities which will require conduiting or other improvements within common areas, all in such form and in such detail as may be reasonably required by Landlord. Such complete plans, drawings and specifications are referred to herein as the "Final Plans". If Landlord
                                                   -----------
     shall disapprove of any portion of the Final Plans, Landlord shall advise Tenant of its comments and proposed revisions, and its reasons therefor, as are reasonably required by Landlord. Tenant shall then submit to Landlord, for Landlord's approval, a modification or redesign of the Final Plans, incorporating the reasonable revisions or modifications required by Landlord (and such other changes as are suggested by Tenant). Tenant shall not make any changes to the Final Plans without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. In the event Landlord fails to respond to any proposed Final Plans or revisions/modifications within ten
     (10) business days after Landlord's receipt thereof, Landlord shall be deemed to have given its consent thereto. Tenant shall cause the Final Plans to comply with all Applicable Laws (hereinafter defined). Notwithstanding the fact that Landlord's architects and engineers shall have the right to review the Final Plans, Tenant shall be solely responsible for the design and function of such Final Plans and Tenant shall construct Tenant's Work in substantial compliance with the approved Final Plans and shall endeavor to cause its contractors to complete all such work with good quality workmanship using only new materials and equipment.

     Prior to the Expiration Date, Tenant, at its expense, shall cause the following work to be performed in and to the Premises (unless Landlord, at any time during the Term, elects to have Tenant surrender the following described improvements to Landlord in their then-current condition): (i) restore the mechanical and ceiling systems in the shipping and receiving area shown on Tenant's plans included as part of Tenant's Work (referenced in Exhibit B-2) to the condition shown on such plans; (ii) restore any modifications to the Building's exterior wall structure and landscaping resulting from the installation of Tenant's drive-in door as part of the shipping and receiving area to the condition shown on the Base Building Construction Documents; and (iii) replace any finish materials installed by Tenant in and to the Building's ground floor lobby with such finish materials (or their reasonable equivalent) as would have been installed in such space by Landlord as part of its originally contemplated design therefor (as reflected on certain plans and specifications identified on Exhibit B-1 hereto), Landlord hereby acknowledging that Tenant shall have no responsibility to make any design, structural or system changes to any portion of such lobby after completion thereof as part of Landlord's Work and Tenant's Work.

     Tenant shall cause its architect to provide documentation for all changes to the Final Plans at the time each change is authorized for construction. Within sixty (60) days after the date of substantial completion of Tenant's Work, Tenant shall submit to

     Landlord a set of conformed plans incorporating all changes and/or revisions that have been made subsequent to Landlord's approval of the Final Plans.

     Tenant acknowledges that Landlord has "pre-stocked" certain Building Standard doors, including two (2) pairs of glass doors, for use in the Building, which doors shall be used by Tenant as part of Tenant's Work.

     If the Final Plans or any amendment thereof or supplement thereto shall require changes in Landlord's Work, the increased cost of the Base Building improvements caused by such changes shall be borne by Tenant. Tenant shall be solely responsible for all costs of Tenant Work in excess of Landlord's Contribution.

     Landlord, at its expense, shall obtain the "Certificate of Occupancy on the Building Shell (Less Tenant Improvements)" from the City of Troy upon its completion of Landlord's Work. Tenant, at its expense, shall obtain the final "Certificate of Occupancy" with respect to the Building from the City of Troy upon its completion of Tenant's Work.

          5.3.   Commencement Date Determination.  Except as provided in the
                 -------------------------------
     Work Letter, the commencement of Tenant's Work shall be deemed an acknowledgment by Tenant of the satisfactory completion of Landlord's Work, subject, however, to the correction and completion by Landlord of all Latent Defects and Punch List items. Upon the commencement of the Term, Landlord and Tenant agree to execute a Commencement Certificate in the form annexed hereto as Exhibit D, setting forth the Commencement Date and the Expiration Date. Landlord's Work shall be deemed "substantially completed" at such time as Landlord delivers to Tenant the "Certificate of Occupancy on the Building Shell (Less Tenant Improvements)".

          5.4.   Compliance with Laws.  Landlord shall cause Landlord's Work and
                 --------------------
     the Base Building to fully comply with Americans with Disabilities Act ("ADA") requirements within the local jurisdiction guidelines, as such
       ---
     guidelines are enforced at the time of the issuance of the Building Permit for the construction of the Base Building including, without limitation, access from parking lots, location of parking spaces, restroom facilities and emergency lighting. In addition, Landlord shall cause the Base Building to be completed pursuant to Exhibit B-1 annexed hereto and in accordance with all other applicable building codes, ordinances and legal requirements in existence as of the date of approval and issuance of such Building Permit ("Applicable Laws").
                       ---------------

          5.5.  Tenant Improvement Allowance.  Subject to the terms and
                ----------------------------
     conditions set forth below, Landlord shall reimburse Tenant for Tenant's costs incurred to complete Tenant's Work (specifically excluding the cost of any generator and any of Tenant's trade fixtures) in the amount of $2,173,590, less (i) the pre-approved costs for Landlord's "pre-stock" doors; i.e., 50 wood doors/$13,000 total and two (2) pairs of glass doors/$11,904 total) and (ii) Landlord's reasonable out-of-pocket costs for its review of Tenant's preliminary plans, construction documents and final as-built Tenant's Work towards the cost of Tenant's Work ("Landlord's
                                                                ----------
     Contribution"), such costs to include architectural, engineering,
     ------------
     expediting and other consulting fees, all building department permits and all costs of construction (including labor and materials). On a monthly basis, Landlord shall disburse to Tenant that portion of Landlord's Contribution equal to the amount set forth in Tenant's requisition. Each such disbursement shall be made by Landlord prior to the end of the calendar month in which a requisition has been submitted by Tenant, provided that Tenant has submitted such requisition on or before the 8th day of such calendar month. If Tenant's requisition shall be submitted to Landlord after the 8th day of a calendar month, the disbursement with respect thereto shall be made by Landlord within five (5) business days after its receipt of such funds from its construction lender (but in no event later than the last day of the next succeeding calendar month). No advance shall be made by Landlord until its receipt of a request therefor from Tenant and the submission by Tenant of (i) a certificate signed by Tenant dated not more than ten (10) days prior to such request setting forth the sum then justly due to contractors, subcontractors, materialmen, engineers, architects and other persons who have rendered services or furnished materials in connection with Tenant's Work and (ii) lien waivers executed by such contractors having performed and received payment for their services to the date of such requisition. In the event any portion of Landlord's Contribution remains unused following the completion of Tenant's Work, such balance shall be applied by Tenant to its next installment(s) of Rent payable hereunder.


          6. OPERATING EXPENSES. During the Term (commencing on the respective Phase I and Phase II Rent Commencement Dates as applicable to each of Phase I and Phase II, respectively) and as applicable only to any period during the Term, Tenant shall pay all Operating Expenses payable with respect to the Building Complex. Payments thereof for any fractional calendar month shall be prorated. The term "Operating Expenses" means all costs and expenses incurred by Tenant with respect to the management, maintenance and operation of the Building Complex; however,

     Operating Expenses to be borne by Tenant do not include: Structural Repairs (as hereinafter defined) required to be made by Landlord under Section 12.2 hereof; debt service under mortgages or ground rent under ground leases; costs of restoration to the extent of net insurance proceeds received by either Landlord or Tenant with respect thereto; and leasing commissions or the costs of renovating space for other tenants (if applicable). Landlord will not be obligated to pay any Operating Expenses relating to the Building Complex during the Term, except as specifically assumed by Landlord pursuant to the provisions of Section 12.2 hereof.


          7. UTILITIES. Tenant, as and when billed therefor by a utility provider, shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler service, trash collection and other utilities and services used by Tenant (or at the instruction or request of Tenant) in the Building Complex, all maintenance or similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant's use thereof. Landlord shall not be liable for any interruption or failure of utilities or any other service to the Building Complex (unless due to the sole negligence of Landlord) and no such interruption or failure (unless due to the sole negligence of Landlord) shall result in the abatement of Rent hereunder. Tenant, at Tenant's election and cost, at any time may make arrangements to obtain electricity directly from the utility provider.


          8.  TAXES.

          8.1 Taxes Defined.  Within fifteen (15) days after receipt of
              -------------
     Landlord's invoice therefor (together with a copy of the relevant bill(s) from the municipality), Tenant shall pay to Landlord the amount payable for Taxes. The term "Taxes" shall mean all real property taxes and assessments levied against the Building Complex by any governmental or quasi-governmental authority, including taxes, assessments, surcharges or service or other fees of a nature not presently in effect which are hereafter levied on the Building Complex, whether in lieu of or in addition to, any current real estate taxes and assessments. In no event shall Taxes and assessments include any federal or state income, inheritance or other personal taxes levied or assessed on Landlord, or penalties or interest in connection therewith, unless Tenant's payment therefor is delinquent and Landlord actually incurs such penalty. If, at any time during the Term, the methods of taxation prevailing on the date hereof shall be altered so that in lieu of or as a substitute for the whole or any part of the Taxes now levied, assessed or imposed on real estate as such, there shall be levied, assessed or imposed a tax ("Alternative Tax") on the rents received from such real
                        ---------------
     estate, or a license fee measured by rents, a so-called "value-added tax" or other tax in lieu or fee resulting from revision of the present real estate tax structure, then the Alternative Tax shall thereafter be included within the definition of Taxes. Landlord shall pay all Taxes when due and in any manner permitted by law. Tenant, at its expense, shall have the right to contest, with any appropriate taxing authority, the amount of any Taxes payable by it hereunder, provided that Landlord's interest in the Building Complex is not subject to risk of lien or foreclosure (in which event Tenant shall provide reasonable security to Landlord in order that Landlord's interest shall not be jeopardized).

          8.2.   Personal Property Taxes.  Tenant shall pay, before delinquency,
                 -----------------------
     all taxes and assessments levied against, or on account of, all of its fixtures, equipment and personal property located in or upon the Building Complex. Tenant, at Tenant's election and cost (and with Landlord's prior consent, such consent not to be unreasonably withheld or delayed), may seek to modify or seek exemption from, any Applicable Law (including zoning) which affects any use or contemplated use of the Building Complex by Tenant.


          9. QUIET ENJOYMENT. So long as an Event of Default has not occurred and be continuing hereunder, Tenant shall be entitled to the quiet enjoyment and peaceful possession of the Building Complex subject to the provisions of this Lease.


          10.  USE AND CHARACTER OF OCCUPANCY.

          10.1.  Compliance with Applicable Laws.  Tenant, at Tenant's expense,
                 -------------------------------
     shall comply with all Applicable Laws which impose any duty upon Landlord or Tenant with respect to Tenant's manner of use of the Building Complex. Tenant, at Tenant's election and cost (and with Landlord's prior consent, such consent not to be unreasonably withheld or delayed), may seek to modify or seek exemption from any Applicable Law (including zoning) which affects any use or contemplated use of the Building Complex by Tenant. Tenant shall not commit or permit waste or any nuisance on or in the Building Complex.

     Except as set forth in Section 5.4 hereof, Tenant, at its expense, shall be responsible for any alterations, modifications or improvements to the Building Complex, and the acquisition of any auxiliary aids, required under the ADA: (i) as a result of Tenant (or any subtenant, assignee or concessionaire) being a Public Accommodation (as defined in the ADA); (ii) as a result of the Premises being a Commercial Facility (as defined in the ADA); or (iii) as a result of any special accommodation that Tenant, as an employer, is required to make for the benefit of any employee of Tenant (or any employee of any subtenant, assignee or concessionaire); or (iv) relating solely to Tenant's Work and subsequent improvements made by Tenant or by any subtenant, assignee or concessionaire, whether or not Landlord's consent to such leasehold improvements was obtained.

          10.2.  Permitted Use.  Tenant shall not use or occupy, or permit or
                 -------------
     suffer to be used or occupied, the Building Complex (or any part thereof) other than for general offices, automotive diagnostic testing/workshop(s) (if, and to the extent, legally permissible) and all other legally permitted uses (collectively, the "Permitted Use") and for all activities
                                        -------------
     ancillary thereto, such as (i) kitchens, pantries and dining rooms for the feeding of Tenant's employees and guests, (ii) vending machines and snack bars for the sale of food, including food service and sundry shop operations, (iii) business machines and equipment used in connection with the conduct of Tenant's business, (iv) libraries for Tenant's employees,
     (v) computer and other electronic data processing equipment and (vi) board, conference and training rooms for Tenant's employees and customers.


          11.  HAZARDOUS MATERIALS.

          11.1. For purposes of this Lease, "Hazardous Materials" means any explosives, radioactive materials, hazardous wastes or hazardous substances including, without limitation, substances defined as "hazardous substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S)(S)9601-9657; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. (S)(S)1801-1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. (S)(S)6901-6987; or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning hazardous materials, waste or substances now or at any time hereafter in effect (collectively, "Hazardous Materials
                                                            -------------------
     Laws").
     ----

          11.2. Tenant will not cause or permit the storage, use, generation or disposition of any Hazardous Materials in, on or about the Building Complex by Tenant, its agents, employees or contractors; provided, however, that the consent of Landlord shall not be required for Tenant's use of standard cleaning supplies, toner for photocopying machines and other similar materials, in containers and quantities reasonably necessary for and consistent with Tenant's normal and ordinary use in the routine operation or maintenance of Tenant's office equipment or in the routine janitorial service, cleaning and maintenance of the Building Complex. Tenant will not permit the Building Complex to be used or operated in a manner that may cause it to be contaminated by any Hazardous Materials in violation of any Hazardous Materials Laws. Tenant will immediately advise Landlord in writing of (1) any and all enforcement, cleanup, remedial, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any Hazardous Materials Laws relating to any Hazardous Materials affecting the Building Complex and (2) all claims made or threatened by any third party against Tenant, Landlord or the Building Complex relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials on or about the Building Complex. Without Landlord's prior written consent (not to be unreasonably withheld, delayed or conditioned), Tenant will not take any remedial action or enter into any agreements or settlements in response to the presence of any Hazardous Materials in, on or about the Building Complex.

          11.3. Tenant will be responsible for and will defend, indemnify and hold Landlord harmless from and against all claims, costs and liabilities, including reasonable attorney fees and costs, arising out of or in connection with Tenant's breach of its obligations in this Section 11. Tenant will be responsible for and will defend, indemnify and hold Landlord harmless from and against any and all claims, costs and liabilities, including reasonable attorneys' fees and costs, arising out of or in connection with the removal, cleanup and restoration work and materials necessary to return the Building Complex and any other property located in, on or about the Building Complex to their condition existing prior to the introduction of Hazardous Materials by Tenant, its agents, employees or contractors. Tenant's obligations under this Section 11 will survive the expiration or other termination of this Lease.

          11.4. Landlord represents and warrants to Tenant that Landlord has not used or disposed of any Hazardous Materials in the Building Complex, and that the Building Complex was constructed without exceeding federal maximum allowable amounts of asbestos-containing products or other Hazardous Materials. Further, Landlord has received no notice from any governmental authority having jurisdiction over the Building Complex that the Building Complex is in violation of any Hazardous Materials Laws or any of the regulations adopted or publications promulgated pursuant thereto, or any Applicable Laws in effect on the date hereof relating to protection of public health, safety or the environment. Landlord shall be responsible for and will defend, indemnify and hold Tenant harmless from and against any and all claims, costs and liabilities, including reasonable attorneys' fees and costs, arising out of or in connection with Landlord's introduction of any Hazardous Materials in, on or about the Building Complex and the removal, cleanup and restoration work and materials necessary to return the Building Complex to its condition existing prior to the introduction of such Hazardous Materials by Landlord, its agents, employees or contractors. Landlord's obligations under this Section 11 will survive the expiration or other termination of this Lease.


          12.  MAINTENANCE AND REPAIR.

          12.1.  Tenant's Obligations.  Tenant, at its expense and subject to
                 --------------------
     the provisions of Section 12.2 hereof, shall make, or cause to be made through maintenance contracts or otherwise, all repairs and replacements to the Building Complex necessary to maintain it in good order, condition and repair consistent with the operation of a first-class suburban general purpose office building (casualty and reasonable wear and tear excepted) and to maintain the Building Complex in a clean and sanitary condition (including, but not limited to, trash and snow removal, repainting, parking lot restriping, maintenance and repairs (excluding resurfacing, to the extent the same is an obligation of Landlord pursuant to Section 12.2 hereof), sidewalk maintenance and repair (excluding replacement, to the extent the same is an obligation of Landlord pursuant to Section 12.2 hereof), landscape maintenance, janitorial services, window cleaning, elevator repair and maintenance, Building security, if any, and HVAC repair and maintenance (including replacement, if Tenant determines, in its sole discretion, that the HVAC system is incapable of providing desired levels of output for Tenant's purposes); except that, Tenant shall not be obligated to make any Structural Repairs, as defined in Section 12.2 hereof, or make any repairs resulting from defective or malfunctioning Landlord's Work or Base Building improvements for a period of one (1) year after completion thereof or for such longer period as provided in any contractor's warranty, unless the need therefor results from the misuse thereof by or negligence of Tenant, its agents or employees. Landlord shall assign to Tenant all assignable warranties with respect to the Base Building improvements, including warranties with respect to the Building fixtures and equipment and, to the extent not assignable, Landlord shall cooperate with Tenant in enforcing the terms and provisions of applicable warranties upon request of Tenant.

     Tenant, at its expense, shall enter into and deliver to Landlord one or more maintenance service contracts reasonably acceptable to Landlord, with a contractor(s) approved by Landlord (such approvals not to be unreasonably withheld or delayed) for hot water, heating and air conditioning and other mechanical systems and equipment within or serving the Premises. The service and maintenance contract(s) shall include all services required by Landlord based upon the operation hours of each applicable service.

          12.2. Landlord's Obligations.  Landlord, at its expense, shall make
                ----------------------
     all repairs and replacements which may be necessary to Landlord's Work and the Base Building improvements for a period of one (1) year after completion thereof or for such longer period as provided by any contractor's warranty. Further, Landlord, at its expense, shall make all repairs and replacements which may be necessary to the structural support system of the Building's roof, foundation piers and stem walls, and structural elements of exterior walls (including structural elements of curtain walls) (collectively such elements are referred to as the "Structure" and such repairs or replacements are "Structural Repairs"),
      ---------                                        ------------------
     unless the need therefor results from the negligence of Tenant, its agents or employees. To the extent any repairs, replacements, renewals and alterations arise out of, or are in any way caused by fire or other casualty, responsibility therefor is governed by Section 18 hereof. Tenant shall notify Landlord as soon as reasonably practicable following discovery by Tenant or its maintenance contractor (if applicable) of the existence of any condition which is believed to require Structural Repairs. Landlord, at its expense, shall cause all necessary replacements of the sidewalks, and cause the repaving of the parking area, unless the need therefor results from the failure of Tenant to properly maintain, or from the misuse thereof by or negligence of Tenant, its agents or employees. Landlord may use all portions of the Building Complex (provided Landlord uses reasonable efforts to limit its interference with Tenant's use thereof) as may be necessary to complete any of Landlord's obligations hereunder in an expeditious and workmanlike manner.

          13. TENANT'S ALTERATIONS.

          13.1.  Alterations.  Tenant shall not make any alterations to the
                 -----------
     Premises which exceeds $100,000 in the aggregate during any twelve (12) month period during the Term or which affects the structure or mechanical systems of the Building (regardless of cost), including installation of equipment or machinery which requires modifications to existing structural, mechanical or electrical systems (collectively, "Alterations") without in
                                                      -----------
     each instance first obtaining the written consent of Landlord (such consent not to be unreasonably withheld or delayed). Landlord's consent shall not be required with respect to Alterations other than as described above (e.g., Alterations costing less than $100,000, and any decorative items, floor or wall coverings and furnishings) and the $100,000 amount shall not include any "soft costs" such as filing fees and architects'/engineers' fees. Landlord's consent or approval of the plans, specifications and working drawings for any Alterations shall not constitute any warranty or representation by Landlord (and shall not impose any liability on Landlord) as to their completeness, design, sufficiency or compliance with Applicable Laws. Tenant, at its expense, shall (i) pay all reasonable out-of-pocket costs incurred by Landlord relating to the review and approval of Tenant's plans and specifications for all Alterations (excluding Tenant's Work) and the reasonable time-to-time monitoring of the performance of such work by Landlord's local representative (the amounts of such costs to be pre-approved by Tenant), (ii) obtain all governmental permits and approvals required and (iii) cause all Alterations to be completed in compliance with Applicable Laws. All such work relating to Alterations shall be performed in a good and workmanlike manner, using new materials and equipment at least equal in quality to Tenant's Work and by Tenant's contractors, subject to Landlord's prior consent (not to be unreasonably withheld or delayed). Prior to the commencement of any Alterations by Tenant, Tenant shall deliver certificates issued by Tenant's insurance companies qualified to do business in the State of Michigan evidencing that worker's compensation, public liability insurance and property damage insurance (in amounts and on forms reasonably satisfactory to Landlord) are in force and maintained by all contractors and subcontractors engaged to perform such work. All liability policies shall name Landlord as an additional insured. Each certificate shall provide that the insurance may not be cancelled or modified without ten (10) days' prior written notice to Landlord and Mortgagee. Landlord has the right to post notices in the Premises (in reasonable locations designated by Landlord) stating that Landlord is not responsible for payment for such work and containing such other reasonable and related information as Landlord deems necessary. All such work shall be performed in a manner which does not unreasonably interfere with Landlord or other tenants of the Building, or impose additional expenses upon Landlord in the operation of the Building Complex.

          13.2.  Surrender of Improvements.  Alterations shall remain upon and
                 -------------------------
     be surrendered with the Building Complex at the end of the Term unless, as part of Landlord's approval pursuant to Section 13.1 hereof, Landlord requests removal of the same, in which event such Alterations (other than Tenant's Work) shall be removed therefrom by Tenant at Tenant's expense (and Tenant shall repair any damage caused to the Building Complex resulting from such removal). Tenant's movable office furniture and personal property shall be removed from the Building Complex at the end of the Term by Tenant.

          14. MECHANICS' LIENS. Tenant shall pay for all Alterations installed in or to the Building Complex by Tenant or at its request (other than Landlord's Work) including Tenant's Work (subject to Tenant's receipt of Landlord's Contribution) of a character which may result in liens on Landlord's interest in the Building Complex, and Tenant will keep the Building Complex free of all mechanics' and other liens on account of such work. Tenant shall indemnify, defend and hold Landlord harmless from all liability, loss, damage or expenses, including reasonable attorneys' fees, on account of any claims of laborers, materialmen or others for work performed or for materials or supplies furnished to Tenant or persons claiming under Tenant. If any lien is recorded against the Building Complex or any suit affecting title thereto is commenced as a result of such work, Tenant shall bond or otherwise cause such lien to be removed of record within thirty (30) days after written notice from Landlord. Tenant may contest any such claim and, if a final judgment establishing the validity of any lien is entered, Tenant shall pay and satisfy the same promptly.


          15. SUBLETTING AND ASSIGNMENT.

          15.1.  Restrictions; Permitted Transfers.  Tenant shall not sublet any
                 ---------------------------------
     part of the Building Complex nor assign or otherwise transfer this Lease or any interest herein (referred to as "Transfer," and the subtenant or
                                          --------
     assignee being referred to as the "Transferee") without the prior consent
                                        ----------
     of Landlord, which consent will not be unreasonably withheld, delayed or conditioned provided that: (1) the Transferee is engaged in a business and the portion of the Building Complex will be used for the Permitted Use in a manner which is in keeping with the then standards of the Building Complex;
     (2) the Transferee has reasonable financial worth in light of the responsibilities involved; (3) Tenant is not in default under this Lease at the time it makes its request; and (4) the Transferee is not a governmental or quasi-governmental agency. Transfer includes the transfer of 50% or more of the stock in a corporate tenant whose stock is not publicly traded or the transfer of 50% or more of the beneficial ownership interests in a partnership or limited liability company tenant. Notwithstanding anything in this Lease to the contrary, Tenant shall have the right, without Landlord's prior consent, to merge with or sell all or substantially all of its assets to another entity, become a publicly traded company, assign its interest in this Lease or sublet all or a part of the Building Complex to a Permitted Transferee (as hereinafter defined) or transfer any of its stock to a Permitted Transferee, provided (1) the subject portion of the Building Complex will be used for the Permitted Use and (2) Tenant is not in default under this Lease at the time it makes any such assignment or sublease. In the event of an assignment, sublet or stock transfer to a Permitted Transferee, Tenant shall remain liable for all of its obligations hereunder. For purposes of this Lease, a "Permitted Transferee" means any person or entity which directly or indirectly controls, is controlled by or is under common control with Tenant, or to any entity resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all or substantially all of the assets of Tenant.

          15.2.  Transferee's Payment of Rent.  Following any Transfer in
                 ----------------------------
     accordance with this Section 15, Landlord may, after any Event of Default hereunder, collect rent from the Transferee or occupant and apply the net amount collected to Rent. Consent to a Transfer shall not relieve Tenant from obtaining Landlord's consent to any other Transfer. Notwithstanding Landlord's consent to a Transfer, Tenant shall continue to be primarily liable for the obligations of Tenant hereunder. If Tenant collects any rent or other amounts from a Transferee (excluding a Permitted Transferee) in excess of Rent for any monthly period (after deducting all incurred expenses in connection with such Transfer, including Alterations to the Building Complex), Tenant shall pay 50% of such net collected funds to Landlord and shall be entitled to keep and retain the balance thereof for its own account.

          15.3.  Transfer Documents.  All documents utilized by Tenant to
                 ------------------
     evidence a Transfer (other than to a Permitted Transferee) are subject to all reasonable prior approval by Landlord. Tenant shall provide Landlord with such information as Landlord reasonably requests regarding a proposed subtenant, including financial information.

          15.4.  Recapture.  If Tenant requests Landlord's consent to sublet
                 ---------
     twenty-five (25%) percent or more of the Premises to a thirty party (i.e., not a Permitted Transferee) for a term equal to the then current balance of the Term, Landlord may refuse to grant such consent and may terminate this Lease as to the portion of the Premises with respect to which such consent was requested; provided, however, if Landlord does not consent and elects to terminate the Lease as to such portion, Tenant may within fifteen (15) days after notice from Landlord to this effect, withdraw Tenant's request for consent. If such termination occurs, it shall be effective on the date designated in a notice from Landlord and shall not be more than thirty (30) days following such notice.

          16. INDEMNIFICATION.

          16.1.  Damage to Property.  Tenant agrees that Landlord shall not be
                 ------------------
     liable for any injury or damage occurring through or caused by fire, water, steam or any repairs, alterations, injury, accident or any other cause to the Building Complex, to any furniture, fixtures, improvements or other personal property of Tenant kept or stored in the Building Complex, unless due to the negligence, willful acts or default of Landlord hereunder.

          16.2.  Indemnification.  Each party hereto agrees to indemnify, defend
                 ---------------
     and hold the other harmless from all liability, costs or expenses, including reasonable attorneys' fees, on account of damage to the person or property of any third party to the extent caused by the negligence or breach of this Lease by such party.

          16.3.  Insurance.  Throughout the Term, Tenant each shall maintain a
                 ---------
     commercial general liability policy, including protection against death, personal injury and property damage, issued by an insurance company qualified to do business in the State of Michigan, with a single limit of not less than $3,000,000.00. All policies of insurance required under this Lease shall: (i) name Landlord as an additional insured; (ii) be primary to any other similar insurance of such additional insureds; (iii) provide that it may not be cancelled or modified without at least ten (10) days' prior notice to Landlord; and (iv) shall be provided by Tenant's insurer then providing insurance coverage to Tenant (and to other affiliated companies of Siemens Corporation) in the State of Michigan having a Best Insurance Guide policy holder's rating of A+ or better. Prior to occupancy of the Building Complex, and prior to expiration of the then-current policy, Tenant shall deliver certificate(s) evidencing that all insurance required under this Lease is in effect.


          17. SURRENDER. Subject to Section 13.2 hereof, upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Building Complex broom clean, in good order and condition, ordinary wear and tear and loss by fire or other casualty excepted, and Tenant shall remove all of its movable furniture and other personal property therefrom. All movable personal property of Tenant not removed from the Building Complex upon the expiration or termination of this Lease shall be deemed abandoned and may be sold or otherwise disposed of by Landlord without notice to Tenant and without obligation to account; Tenant shall pay Landlord's expenses in connection with such disposition.


          18. CASUALTY AND RESTORATION OF THE BUILDING COMPLEX.

          18.1.  Tenant's Insurance.  Throughout the Term, Tenant shall maintain
                 ------------------
     "all risk" insurance coverage against risks of direct physical loss or damage for the full replacement cost of the Building Complex (as determined by the insurer) and Tenant's property and betterments therein.

          18.2.  Damage.  If the Building is damaged by fire or other casualty
                 ------
     which renders the Premises wholly untenantable or the damage is so extensive that Landlord's and Tenant's architects certify (or if such architects cannot agree as to such certification, then by a third architect selected by such two architects) in writing to Landlord and Tenant within sixty (60) days of said casualty that the Premises cannot, with the exercise of reasonable diligence, be made fit for occupancy with 120 days from the date of such certification, then, at the option of Landlord or Tenant exercised in writing to the other within thirty (30) days of such determination, this Lease shall terminate as of the date of occurrence of such damage. In the event of termination, Tenant shall pay Rent duly apportioned up to the time of such casualty and forthwith surrender the Premises to Landlord. If, however, the damage is such that such architects certify (or if such architects cannot agree as to such certification, then by a third architect selected by such two architects) that the Premises can be made tenantable within such 120-day period or neither Landlord or Tenant elects to terminate the Lease despite the extent of damage, then the provisions below apply. If the Premises are damaged by fire or other casualty that does not render it wholly untenantable or require a repair period in excess of 120 days (as determined by the architects, or third architect, as the case may be), Landlord shall, with reasonable promptness (provided that insurance proceeds are made available by Landlord's lender), repair the Premises to the extent of Landlord's Work.

          18.3.  Waiver of Recovery.  Landlord and Tenant hereby waive all
                 ------------------
     rights of recovery against the other and its respective officers, partners, members, agents, representatives and employees for loss or damage to its real and personal property kept in the Building Complex. Each party shall, upon obtaining the property damage insurance required by this Lease, notify the insurance carrier that the foregoing waiver is contained in this Lease and use reasonable efforts to obtain an appropriate waiver of subrogation provision in its insurance policies.

          18.4.  Abatement of Rent.  Rent shall abate during any period of
                 -----------------
     repair and restoration in the same proportion that the part of the Building Complex rendered untenantable bears to the whole.


          19. CONDEMNATION. If the entire Building Complex is taken by right of eminent domain or by condemnation (which includes a conveyance in lieu of a taking), this Lease, at the option of either Landlord or Tenant exercised by notice to the other within thirty (30) days after the taking, shall terminate and Rent shall be apportioned as of the date of the taking. Tenant shall forthwith surrender the Building Complex and all interest in this Lease. If less than all the Building Complex is taken, Landlord shall promptly repair the Building Complex as nearly as possible to its condition immediately prior to the taking (provided that the remaining portion of the Building Complex shall be suitable for Tenant's business thereat, as reasonably determined by Tenant (with the caveat that if any portion of the Building is taken, Landlord shall have no obligation to repair and restore the Building). Landlord shall receive the entire award or consideration for the taking, other than with respect to the value of any Tenant's leasehold improvements paid for by Tenant (which award or consideration therefor shall be payable to Tenant).


          20. DEFAULT BY TENANT.

          20.1.  Events of Default.  Each of the following events is an "Event
                 -----------------
     of Default":

               (1) Any failure by Tenant to pay when due any installment of Rent or Taxes after five (5) business days' prior written notice (provided, however, that Landlord shall not be required to deliver any such notice to Tenant on more than two (2) occasions during any calendar year).

               (2) Commencement by Tenant of a proceeding under any provision of federal or state law relating to insolvency, bankruptcy or reorganization ("Bankruptcy Proceeding") or the commencement of a Bankruptcy Proceeding
       ---------------------
     against Tenant, unless dismissed within sixty (60) days after such commencement.

               (3) The insolvency of Tenant or execution by Tenant of an assignment for the benefit of creditors; the convening by Tenant of a meeting of its creditors for purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of Tenant generally to pay its debts as they mature.

               (4) Tenant fails to perform any of its other obligations hereunder and non-performance continues for thirty (30) days after notice by Landlord or, if such performance cannot reasonably be performed within such 30-day period, Tenant does not in good faith commence performance within such 30-day period and diligently proceed to completion.

               (5) Tenant fails to provide an estoppel certificate or a subordination agreement in form and substance required in Section 22 hereof (to Landlord's mortgagee), each within the time periods provided herein.


          20.2.  Remedies of Landlord. If an Event of Default occurs, Landlord
                 --------------------
     may then or at any time thereafter:

               (1) (a) Upon such notice as is required by Applicable Laws and pursuant to all legal requirements, reenter and repossess the Building Complex and expel Tenant and those claiming through or under Tenant and remove the effects of both without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of Rent or preceding breach of this Lease. Should Landlord reenter or take possession pursuant to legal proceedings or any notice provided by Applicable Law, Landlord may, from time to time, without terminating this Lease, relet the Building Complex or any part, in Landlord's name but for the account of Tenant, for such periods (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such reasonable conditions and terms (which may include reasonable concessions of free rent and alteration and repair of the Building Complex) as Landlord, in its sole and reasonable discretion, determines and

     Landlord may collect the rents therefor. Landlord shall not be responsible or liable for failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting, except to the extent of any mitigation requirements of Applicable Laws. No such reentry or repossession or notice from Landlord shall be construed as an election by Landlord to terminate this Lease unless specific notice of such intention is given Tenant. Landlord reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant notice, in which event this Lease will terminate as specified in such notice.

               (b) If Landlord takes possession of the Building Complex without terminating this Lease, Tenant shall pay Rent which would be payable if repossession had not occurred, less the net proceeds, if any, of any reletting of the Building Complex after deducting all of Landlord's reasonable expenses incurred in connection with such reletting, including all repossession costs, brokerage commissions, attorneys' fees and alteration and repair costs (collectively, "Reletting Expenses"). If, in
                                                 ------------------
     connection with any such reletting, the new lease term extends beyond the Term or the premises covered thereby include other premises not part of the Building Complex, a fair apportionment of the rent received from such reletting and the Reletting Expenses will be made in determining the net proceeds received from the reletting. In determining such net proceeds, rent concessions will also be apportioned over the term of the new lease. Tenant shall pay such amounts to Landlord monthly on the days on which the Rent would have been payable if possession had not been retaken, and Landlord is entitled to receive the same from Tenant on each such day; or

               (2) Provide Tenant with notice of termination of this Lease on the date therein specified and, on such date, Tenant's right to possession of the Building Complex shall cease and this Lease will terminate (except as to Tenant's liability as hereafter provided) as if the expiration of the term fixed in such notice were the end of the Term. If this Lease terminates pursuant to this Section, Tenant shall remain liable to Landlord for damages in an amount equal to the Rent which would have been owing by Tenant for the balance of the Term, less the net proceeds, if any, of reletting of the Building Complex by Landlord after deducting Reletting Expenses. Landlord may collect such damages from Tenant monthly on the days on which the Rent would have been payable if this Lease had not terminated and Landlord shall be entitled to receive the same from Tenant on each such day. Alternatively, if this Lease is terminated, Landlord, at its option, may recover forthwith against Tenant as damages for loss of the bargain (and not as a penalty) an amount equal to the worth at the time of termination of the excess, if any, of the Rent reserved in this Lease for the balance of the Term over the then Reasonable Rental Value of the Premises for the same period, plus Reletting Expenses, discounted by the rate equal to the Prime Rate (hereinafter defined) plus 1%. "Reasonable Rental Value" is the amount of rent Landlord can obtain for the remaining balance of the Term.

          20.3.  Cumulative Remedies.  Suits to recover Rent and damages may be
                 -------------------
     brought by Landlord, from time to time, and nothing herein requires Landlord to await the date the Term would expire had there been no Event of Default or termination, as the case may be. Each right and remedy provided to either party in this Lease is cumulative and non-exclusive and in addition to every other right or remedy now or hereafter existing at law or equity, including suits for injunctive relief and specific performance.
     The exercise or beginning of the exercise by one party of one or more rights or remedies shall not preclude the simultaneous or later exercise by such party of other rights or remedies. If any suit is brought because of an alleged breach of this Lease, the prevailing party shall be entitled to recover from the other party all reasonable attorneys' fees and costs incurred in connection therewith.

          20.4.  No Waiver.  No failure by either party to insist upon strict
                 ---------
     performance of any provision or to exercise any right or remedy upon a breach thereof, and no acceptance by Landlord of full or partial Rent during the continuance of any breach by Tenant, constitutes a waiver of any such breach or such provision, except by written instrument executed by the non-defaulting party. No waiver shall affect or alter this Lease, but each provision hereof shall continue in effect with respect to any other then existing or subsequent breach thereof.

          20.5.  Bankruptcy.  Nothing contained in this Lease limits Landlord's
                 ----------
     right to obtain as liquidated damages in any bankruptcy or similar proceeding the maximum amount allowed by law at the time such damages are to be proven, whether such amount is greater, equal to or less than the amounts recoverable, either as damages or Rent, referred to in any of the preceding provisions of this Section.

          20.6.  Late Payment Charge.  Any Rent not paid within five (5)
                 -------------------
     business days after the due date shall thereafter bear interest at two (2) percentage points above the Prime Rate until paid. Further, if such Rent is not paid within five (5) business days after notice, Tenant agrees that Landlord will incur additional administrative expenses, the amount of which will be difficult to determine; Tenant therefore shall also pay Landlord a late charge for each late payment of 3% of such payment. Any amounts paid by Landlord to cure a default of Tenant which Landlord has the express right (but not the obligation) to do hereunder, shall, if not repaid by Tenant within five (5) business days of demand by Landlord, thereafter bear interest at two (2) percentage points above the Prime Rate until paid. "Prime Rate" means that rate announced by Wells Fargo Bank, N.A. as its prime rate on the date closest to the date interest commences.


          21. DEFAULT BY LANDLORD. In the event of any alleged default on the part of Landlord, Tenant shall give notice to Landlord and afford Landlord a reasonable opportunity (not to exceed thirty (30) days) to cure such default or, if such default cannot be cured within that time, such additional time as may be necessary provided, within such 30-day period, Landlord commences and diligently pursues a cure. A copy of such notice shall be delivered in the manner required in this Lease to any holder of a mortgage and/or deed of trust affecting all or any portion of the Building Complex (collectively, "Mortgagee"), provided that prior to such notice
                             ---------
     Tenant has been notified in the manner required in this Lease (by way of notice of Assignment of Rents and Leases or otherwise), of the name and address of the Mortgagee. Mortgagee shall have thirty (30) days following notice from Tenant to cure any default by Landlord hereunder or, if such default cannot be cured within that time, such additional time as may be necessary provided, within such 30-day period, Mortgagee commences and diligently pursues a cure (including commencement of foreclosure proceedings if necessary to effect such cure). Tenant's sole remedy will be equitable relief or actual damages, and Landlord or any Mortgagee shall not be responsible for consequential damages or lost profits incurred by Tenant as a result of any default by Landlord. If a Mortgagee, or transferee under such Mortgage (hereafter defined), succeeds to Landlord's interest as a result of foreclosure or otherwise, such party shall not be:
     (i)liable for any default, nor subject to any setoff or defenses that Tenant may have against Landlord; (ii) bound by any amendment (including an agreement for early termination) without its consent made at any time after notice to Tenant that such Mortgage requires such consent; and (iii) bound by payment of Rent in advance for more than thirty (30) days. Tenant agrees to pay Rent (and will receive credit under this Lease) as directed in any Mortgagee's notice of Landlord's default under the Mortgage reciting that Mortgagee is entitled to collect Rent. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Building, and Tenant agrees to look solely to such interest for recovery of any judgment from Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency.

          22. SUBORDINATION AND ATTORNMENT. This Lease at Landlord's option will be subordinate to any mortgage, deed of trust and related documents now or hereafter placed upon the Building Complex (including all advances made thereunder), and to all amendments, renewals, replacements or restatements thereof (collectively, "Mortgages"), provided that the holder
                                          ---------
     of any Mortgage provides Tenant with a written non-disturbance agreement pursuant to which (i) Tenant's use and possession of the Building Complex shall not be disturbed in the event of any Landlord's default under the Mortgage; (ii) Tenant's rights under this Lease shall not be reduced, or obligations increased, as a result of any modifications to this Lease as may be required by any such holder(s); and (iii) such holder shall not be liable for any default, nor be subject to any setoff or defenses that Tenant may have against Landlord.


          23. HOLDING OVER. If, after the expiration or termination of this Lease, Tenant remains in possession of the Building Complex without a written agreement as to such holding over and continues to pay rent and Landlord accepts such rent, such possession shall be a tenancy from month-to-month, subject to all provisions hereof but (unless Landlord and Tenant are conducting good-faith negotiations for an extension of the Term) at a monthly rent equivalent to 150% of the monthly Rent paid by Tenant immediately prior to such expiration or termination. Rent shall continue to be payable in advance on the first day of each calendar month. Such tenancy may be terminated by either party upon not less than thirty (30) days' notice prior to the end of any monthly period. Landlord shall not be obligated to accept any holdover rent from Tenant and if Landlord does not accept such rent from Tenant, Tenant shall be responsible for all direct costs actually incurred by Landlord resulting from such failure by Tenant to timely vacate the Building Complex.


          24. ESTOPPEL CERTIFICATE. Upon not less than ten (10) business days' written notice to the other as specified hereunder, Landlord and Tenant each shall execute and deliver to the other party a written statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified stating the modifications); that there have been no defaults by Landlord or Tenant (or, if there have been defaults, setting forth the nature thereof); the date to which Rent has been paid in advance; and such other information as each party reasonably requests. Landlord's or Tenant's failure to timely deliver such statement shall be conclusive upon such party that: (i) this Lease is in full force and effect without modification except as may be represented by Landlord or Tenant, as applicable; (ii) there are no uncured defaults in Landlord's or Tenant's performance, as applicable; and (iii) not more than one (1) month's Rent has been paid in advance.


          25. RIGHT TO CANCEL. Tenant shall have a one-time right to cancel this Lease effective any time after the ninetieth (90th) month following the Commencement Date (the "Cancellation Date") subject, however, to the
                                 -----------------
     following conditions: (i) Landlord must receive written notice of such cancellation (the "Cancellation Notice") not later than the last day of the
                        -------------------
     seventy-eighth (78th) month following the Commencement Date, (ii) the Cancellation Date must be set forth in the Cancellation Notice and (iii) Tenant must pay to Landlord (concurrently with Tenant's delivery of the Cancellation Notice) an amount equal to the unamortized cost of Landlord's paid brokerage commissions plus Landlord's Contribution as of the Cancellation Date, amortized at the rate of ten (10%) percent per annum over a period of 126 months. In the event that Tenant fully complies with the terms of this Section 25, the Lease shall expire on the Cancellation Date as if such date were the Expiration Date (without prejudice, however, to the rights and remedies of either party against the other under any of the provisions of this Lease in effect prior to the Cancellation Date).


          26.  RIGHT OF RENEWAL.

          26.1.  Options.  Provided that Tenant is not then in default hereunder
                 -------
     beyond applicable notice and cure periods, Tenant (and any Permitted Transferee, but no other party) shall have two (2) successive options to extend the Term, each such option being for a period of five (5) years. Such options shall be exercised by Tenant notifying Landlord in writing thereof at least twelve (12) months prior to the end of the then-current Term. The exercise of each such option shall, without the necessity of additional documentation, automatically extend the Term of this Lease, except that: (i) there shall be no additional option to extend the Term after the termination of the second option; and (ii) the applicable Base Rent payable by Tenant during such extended Term shall be at ninety five (95%) percent of the then-current "Market Rent".

          26.2.  Determination of Market Rent.  The Market Rent shall be
                 ----------------------------
     proposed by Landlord (the "Landlord's Proposed Market Rent") to Tenant within ten (10) days after Landlord receives each notice from Tenant that Tenant elects to extend the Term. The Landlord's Proposed Market Rent shall be the Market Rent unless Tenant notifies Landlord, within ten (10) days of Tenant's receipt of the Landlord's Proposed Market Rent, that Landlord's Proposed Market Rent is not satisfactory to Tenant ("Tenant's
                                                                     --------
     Rejection Notice").  If the Market Rent is not otherwise agreed upon by
     ----------------
     Landlord and Tenant within fifteen (15) days after Landlord's receipt of Tenant's Rejection Notice, then the Market Rent shall be determined by the following appraisal procedure.

          26.3.  Appraisal Procedure.  Tenant shall provide Landlord with notice
                 -------------------
     specifying the name and address of a real estate broker (or brokerage firm) designated by Tenant (the "Tenant's Appraisal Notice"). Within five (5)
                                -------------------------
     days after receipt of Tenant's Appraisal Notice, Landlord shall notify Tenant of the name and address of a real estate broker (or brokerage firm) designated by Landlord. Within ten (10) days after the designation of the second broker, such two (2) brokers shall attempt to reach agreement as to the determination of the Market Rent. If such brokers shall concur in such determination, they shall give notice thereof to Landlord and Tenant and such concurrence shall be final and binding upon Landlord and Tenant. If such brokers shall fail to concur as to such determination within said ten
     (10) day period, they shall give notice thereof to Landlord and Tenant and shall immediately designate a third broker (or brokerage firm). The third broker (or brokerage firm) shall conduct such hearings and investigations as he, she or it may deem appropriate within ten (10) days after the date of his, her or it's designation. If none of the determinations of the brokers varies from the mean of the determinations of the other brokers by more than ten percent (10%), the mean of the determinations of the three
     (3) brokers shall be the Market Rent for the Building Complex. If, on the other hand, the determination of any broker varies from the mean of the determinations of the other two (2) brokers whose determinations are closest in number by more than ten percent (10%), then the average of the determinations of the two (2) closest brokers shall be the Market Rent.
     The determination of the brokers, as provided above, shall be conclusive upon the parties and shall have the same force and effect as a judgment made in a court of competent jurisdiction.

     All of the foregoing brokers shall be real estate brokers who shall have had at least seven (7) years continuous experience in the business of leasing commercial real estate in the area of

     Troy, Michigan. Each party shall pay fees, costs and expenses of the broker selected by it pursuant to this Section 26 (and its own counsel fees) and one-half (1/2) of all other expenses and fees of any such third broker.

          27. RIGHT OF FIRST OFFER TO PURCHASE. If, at any time during the Term, Landlord intends to sell the Building Complex to a third party (other than to an affiliate of Landlord), Landlord shall afford Tenant with a one-time right of first offer to purchase the Building Complex. At such time, Landlord shall notify Tenant of such intention and advise Tenant of its asking price and the proposed closing date (the "Offering Notice"). Within
                                                      ---------------
     thirty (30) days after Tenant's receipt of the Offering Notice (which shall constitute Landlord's offer to sell the Building Complex on such terms), Tenant shall have the right to accept such offer and to purchase the Building Complex from Landlord, and shall communicate its acceptance by notice delivered to Landlord. Landlord and Tenant shall negotiate in good faith to reach agreement as to the sale/purchase of the Building Complex. In the event Tenant has not accepted Landlord's offer to purchase the Building Complex within the time period provided above, this right of first offer shall terminate. However, in the event any of such proposed financial terms are modified by more than ten (10%) percent within a period of one hundred twenty (120) days subsequent to the delivery of the Offering Notice to Tenant, Tenant shall be afforded another opportunity to evaluate the proposed transaction and to accept and/or negotiate such revised terms. If Tenant has waived its rights under this Article 27 and Landlord sells the Building Complex to a third party (other than to an affiliate of Landlord), the provisions of this Article 27 shall be deemed null and void upon the consummation of such sale.


          28. NOTICE. All notices or other communications required or desired to be given to Landlord or Tenant must be in writing and shall be deemed received when delivered via nationally recognized overnight courier or on the third (3rd) business day after deposit in the United States mail, postage prepaid, certified or registered, return receipt, requested, addressed as set forth in Sections 1.5 and 1.10 hereof. Either party may designate in writing served as above provided a different address to which notice is to be mailed.


          29. BROKERAGE. Landlord and Tenant represent that they have not employed any broker with respect to this Lease and have no knowledge of any broker's involvement in this transaction except those listed in Section 1.2 hereof (collectively, the "Brokers").
                                -------

     Each party shall indemnify the other against any expense incurred by the other party resulting from a breach of such representation. The Brokers shall be paid a brokerage commission by Landlord pursuant to a separate agreement between Landlord and such Brokers.


          30.  MISCELLANEOUS.

          30.1.  Transfer by Landlord.  The term "Landlord" means, so far as
                 --------------------
     obligations of Landlord are concerned, only the owner of the Building Complex at the time in question and, if any transfer of title occurs, Landlord herein named (and in the case of any subsequent transfers, the then grantor) shall be automatically released from all obligations of Landlord thereafter to be performed provided that the transferee has expressly assumed all of Landlord's obligations hereunder.

          30.2.  Reentry by Landlord.  During business hours on business days,
                 -------------------
     and following reasonable prior written notice and in the presence of Tenant's representative, Landlord or Landlord's agents may enter the Building Complex for examination and inspection, or to perform such repairs, replacements, additions or alterations as Landlord is required to perform hereunder. Subject to the foregoing, Landlord may also show the Building Complex to prospective tenants (during the last twelve (12) months of the Term), and to purchasers and mortgagees. Landlord shall not unreasonably interfere with Tenant's use or occupancy of the Building Complex during any such entry. Upon reasonable prior notice to Tenant, during business hours and in the presence of Tenant's representative(s), Landlord shall have the right of access to the Building Complex in order to perform any of its obligations as provided hereunder. In the event of any emergency, Landlord shall have the right of access to the Building Complex at all times provided that Landlord had made all reasonable efforts to notify Tenant of such emergency (including telephone contact) prior to Landlord's entry in response thereto.

          30.3.  Signage.  Tenant, at its expense, shall have the right to (i)
                 -------
     install signage at or on the Building Complex and (ii) install its logo or name on the Building's monument sign (as currently contracted for construction), in both cases subject to approval by Landlord (not to be unreasonably withheld, delayed or conditioned) and the City of Troy.

          30.4  Roof Communications.  Tenant shall have the right, at its
                -------------------
     expense, to install and maintain, on the roof of the Building (behind the parapet at a location designated by Tenant, but subject to the reasonable prior approval of Landlord), communications equipment for use in connection with Tenant's business operations, together with cables extending from such equipment to the Premises (collectively, the "Rooftop Facility") to the Premises. Tenant shall have sole
          ----------------
     responsibility and liability with respect to the Rooftop Facility's compliance with: (i) the roof warranty (if any, a copy of which has been provided to Tenant) and (iii) any law, regulation, ordinance or zoning imposed by any governmental body having authority over the Property. Tenant's installation of the Rooftop Facility shall comply with the provisions of Section 13.1 hereof. The Rooftop Facility shall be considered as part of the Premises and subject to all applicable terms of the Lease. The installation of the Rooftop Facility shall be performed by a licensed structural engineer (or such other engineer as may be approved by Landlord in writing) and in accordance with plans and specifications approved by Landlord and all applicable governmental authorities. Tenant shall be solely responsible for maintaining all insurance, licenses and permits for the Rooftop Facility and its operation. Tenant, at its expense, shall cause the Rooftop Facility to be screened from view by the public with screening processes and materials reasonably approved by Landlord. Tenant shall have the right of access to the Building's rooftop in order to perform maintenance on the Rooftop Facility; provided that such access to the Building's rooftop shall, except in the case of emergency, be upon prior written notice to Landlord and Landlord shall have the right to have a representative present. Upon termination of this Lease for any reason, Tenant, at its expense, shall promptly remove the Rooftop Facility and restore any damage to the Building's roof caused by such installation and removal. Tenant hereby agrees to indemnify Landlord against any damage caused to the Building (including any damage to other tenants in the Building) which result from Tenant's installation or removal of the Rooftop Facility. This provision shall survive termination of this Lease.

          30.5.  No Merger.  The termination or mutual cancellation of this
                 ---------
     Lease will not work a merger, and such termination or cancellation shall not either terminate subleases or operate as an automatic assignment to Landlord of such subleases.

          30.6.  Validity of Provisions.  If any provision is invalid under
                 ----------------------
     present or future laws, then it is agreed that the remainder of this Lease is not affected and that, in lieu of each provision that is invalid, there will be added as part of this Lease a provision as similar to such invalid provision as may be possible and is valid and enforceable.

          30.7.  Captions.  The caption of each Section is added for convenience
                 --------
     only and has no effect in the construction of any provision of this Lease.

          30.8.  Construction.  The parties waive any rule of construction that
                 ------------
     ambiguities are to be resolved against the drafting party. Any words following the words "include," "including," "such as," "for example," or similar words or phrases shall be illustrative only and are not intended to be exclusive, whether or not language of non-limitation is used.

          30.9.  Applicability.  Except as otherwise provided, the provisions of
                 -------------
     this Lease are applicable to and binding upon Landlord's and Tenant's respective successors and assigns. Such provisions are also considered to be covenants running with the land to the fullest extent permitted by law.

          30.10. Acceptance of Keys, Rent or Surrender.  No act of Landlord or
                 -------------------------------------
     Tenant or its representatives during the Term, including any agreement to accept a surrender of the Building Complex or amend this Lease, is binding on the applicable party unless such act is by a partner, member or officer of such party, as the case may be, or other party designated in writing by such party as authorized to act therefor. The delivery of keys to Landlord or its representatives will not operate as a termination of this Lease or a surrender of the Building Complex. No payment by Tenant of a lesser amount than the entire Rent owing is other than on account of such Rent nor is any endorsement or statement on any check or letter accompanying payment an accord and satisfaction. Landlord may accept payment without prejudice to Landlord's right to recover the balance or pursue any other remedy available to Landlord.

          30.11. Non-Reliance.  Tenant confirms that it has not relied on any
                 ------------
     statements, representations or warranties by Landlord or its representatives except as set forth herein.

          30.12. Written Modification.  No amendment or modification of this
                 --------------------
     Lease is valid or binding unless in writing and executed by the parties.

          30.13. Recording.  Tenant shall not record this Lease.
                 ---------

          30.14. Governing Authority.  This Lease shall be interpreted in
                 -------------------
     accordance with the laws of the State of Michigan (without regard to its conflict of laws principles).

          30.15. Authority.  Landlord and Tenant represent to each other that
                 ---------
     the execution and delivery of this Lease has been duly authorized and approved by all requisite action and that the individuals signing this Lease below have been duly authorized and empowered to do so on behalf of the respective parties

          30.16. Effectiveness.  This Lease is not effective unless and until
                 -------------
     execution and delivery by both Landlord and Tenant.


          31. EXHIBITS. Any Exhibits referred to herein and attached hereto are incorporated herein by reference.


          32. WAIVER OF JURY TRIAL. Tenant and Landlord waive any right to a trial by jury in suits arising out of or concerning the provisions of this Lease.


          IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.


                              Landlord:
                              --------

                              TROY DEVELOPMENT #1, LLC


                              By: /s/ non legible
                                 ----------------------------
                                 Name:
                                 Title:  Authorized signatory



                              Tenant:
                              ------

                              SIEMENS AUTOMOTIVE CORPORATION


                              By: /s/ Lynn Johnson
                                 ----------------------------
                                 Title: EXEC. V.P. & CFO


                              By: /s/ John Sanderson
                                 ----------------------------
                                 Title: V.P. & G.M.

                                   EXHIBIT A

                              THE BUILDING COMPLEX


     A part of the N.E. 1/4 of Section 17, T.2N, R.11E., City of Troy, Oakland County, Michigan, being described as: Commencing at the N.E. corner of
     Section 17; thence S. 02' 34' 54" E., 1088.10 feet along the Easterly line of said Section 17; thence S. 87' 25' 06" W., 827.92 feet to the point of beginning; thence S. 02' 34' 54" E., 413.36 feet to a point on the Northerly line of "Merihill Acres Subdivision No. 4", as recorded in Liber 234 of Plats, Pages 35 through 38, Oakland County Records; thence S. 87' 17' 06" W., 402.28 feet along said Northerly line to a point on the Easterly line of "Merihill Acres Subdivision No. 2", as recorded in Liber 187 of Plats, Pages 11 through 13, Oakland County Records; thence along said Easterly line and its extension thereof on a curve to the right 557.26 feet, said curve having a radius of 1768.01 feet, central angle of 18' 22' 15" and a long chord bearing of N. 24' 31' 08" W., 554.88 feet; thence along a curve to the left 98.28 feet, said curve having a radius of 240.00 feet, central angle of 23' 27' 49" and a long chord bearing of N. 66' 40' 10" E., 97.60 feet to a point on the Southerly line of Investment Drive (Formerly Corporate Drive) (86 feet wide); thence the following two (2) courses along said line (1) along the arc of a curve to the left 373.70 feet, said curve having a radius of 493.00 feet, central angle of 43' 25' 53" and a long chord bearing of S. 70' 51' 57" E., 364.82 feet and (2) N. 87' 25' 06" E., 179.38 feet to the point of beginning.

                                  EXHIBIT B-1

                                LANDLORD'S WORK


As part of the core/shell, Base Building improvements include the following:

          1.   Two (2) elevators for Tenant's use.
          2.   Men's and Women's restrooms on each floor.
          3.   Drinking fountain in common corridor on each floor.
          4.   Electrical/telephone closets on each floor.
          5.   Building stairways and enclosures, including doors.
          6.   Electrical equipment room on each floor.
          7. Sheetrock core walls, perimeter and interior columns and exterior walls above and below the windows taped, spackled and ready for painting.
          8. Primary HVAC duct loop from the roof mounted HVAC units around the Building core and 50 perimeter fan-powered boxes connected to the medium pressure duct loop. Low pressure duct work and diffusers located on the perimeter of the Building (as drawn on the existing plans) shall be a part of Tenant finish.
          9.   A fire sprinkler system with turned up sprinkler heads at a density of approximately one head per 150 square feet.
          10. First floor lobby, second and third floor elevator lobby finishes.

In the event of a conflict in the above listed description, the Base Building documents shall prevail.

Based on Tenant's interior design, Tenant shall have the reasonable right to select alternative colors of paint and carpet in the first floor lobby and other common areas.

The term "Base Building Construction Documents", as used in this Lease, shall refer to all of the documents set forth on the Drawing Log dated (revised) December 23, 1999:

                                  EXHIBIT B-2

                                 TENANT'S WORK

Tenant will deliver a fully set of construction plans and specifications to Landlord for Landlord's approval (not to be unreasonably withheld or delayed). Landlord's Contribution is based upon the following Building Standards:

          1. The Building standard HVAC system includes one (1) interior cooling zone per approximately 1,000 rentable square feet. Building standard includes a VAV box, ductwork, four (4) standard diffusers and one (1) thermostat.

          2. The Building standard fire protection system includes one (1) sprinkler head per approximately 150 rentable square feet (1:150 rsf) installed in an evenly distributed grid.

          3. The Building standard lighting is one modular wire, three lamp, 18-cell parabolic light fixture per approximately 80 rsf (1:80 rsf).

          4. The Building standard ceiling system is a 2' x 4' acoustical grid with second look lay-in ceiling tile.

          5. The Building standard door is a 3080 pre-finished plain sliced white oak, solid core wood door mounted in a KD frame. The hardware is Yale locksets.

The term "Tenant's Work", as used in this Lease, shall mean all construction work to be completed by Tenant in accordance with the Final Plans to be approved by Landlord pursuant to the provisions of Section 5.2 hereof, as contemplated by the following Schematic Design drawings dated December 9, 1999 and Mechanical Design drawings dated December 14, 1999 (copies of which have been approved and initialed by Landlord's and Tenant's representatives):

     -    Ground, Second and Third Floor Partition Plans
     -    Ground, Second and Third Floor Furniture Plans
     -    Ground, Second and Third Floor Reflected Ceiling Plans
     -    Lobby Elevations and Section Details
     -    Color Perspective Rendering of Ground Floor Lobby

                                 EXHIBIT C

                        BUILDING RULES AND REGULATIONS

1. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys to all doors within the Building, and in the event of loss of any keys shall pay Landlord the cost of resetting each applicable lock.

2. If Tenant requires telegraphic, telephonic, burglar alarm or similar services other than those approved in the Tenant Plans for the initial Tenant Work, it shall first obtain, and comply with, Landlord's instructions in their installation. Landlord, or its agents, will direct the electricians as to where and how the wires may be introduced, and without such direction, no boring or cutting for wires will be permitted. Any such installation and connection shall be made at Tenant's expense.

3. Tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position to all equipment, materials, furniture or other property brought into the Building. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute such weight. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration which may be transmitted to the structure of the Building or to any space in or outside the Building to such a degree as to be objectionable to Landlord shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or about the Building must be acceptable to Landlord. Landlord will not be responsible for loss of or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

4. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord or approved as part of the Tenant's Plans approved by Landlord for the initial Tenant's Work. Tenant shall not waste electricity, water or air conditioning. Tenant shall keep corridor doors closed.

5. Tenant shall be responsible for all persons for whom it requests passes or card keys and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

6. No cooking shall be done or permitted by any Tenant on the Premises, except in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

7. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with the rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building, with the exception of the designated drive-in area on the first floor of the Building as may be permitted by all applicable laws, regulations and codes.

8. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

9. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations in this Exhibit C stated and any additional rules and regulations which are adopted.

10. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

                                 EXHIBIT D

                           COMMENCEMENT CERTIFICATE
                           ___________________, 2001

SIEMENS AUTOMOTIVE CORPORATION


     Re: Lease dated as of January ___, 2000 (the "Lease"), by and between TROY DEVELOPMENT #1, LLC and SIEMENS AUTOMOTIVE CORPORATION


Dear Tenant:

     With regard to the referenced Lease, Landlord and Tenant acknowledge the following (initially capitalized words not otherwise defined have the same meaning set forth in the Lease):

     1. In accordance with Section 5.3 of the Lease, the Commencement Date is 12:01 a.m. __________, and the Expiration Date is 12:00 midnight ________.

     Please acknowledge the foregoing by having an authorized officer sign this letter in the space provided below and return the same to our office. Facsimile signatures shall be binding as original signatures.

TROY DEVELOPMENT #1, LLC
a Colorado limited liability
company

By:
   ----------------------------
   Authorized signatory


Acknowledged and Agreed
this ____ day of ___________________:


SIEMENS AUTOMOTIVE CORPORATION

By: /s/ Lynn Johnson
   ----------------------------
   Name:  LYNN JOHNSON
   Title: EXEC. V.P. & CFO

By: /s/ John Sanderson
   ----------------------------
   Name:  JOHN SANDERSON
   Title: V.P. & G.M.